                                                                    EXHIBIT 23.2
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of our report dated September 11, 1998 (except for Note 14 for which the date is January 14, 1999), on our audits of the financial statements of N.V. Telekabel Beheer as of December 31, 1995, 1996 and 1997 and for the period from August 22, 1995 until December 31, 1995 and for the years ended December 31, 1996 and 1997. We also consent to the reference to our firm under the caption "Experts".

Arnhem, February 4, 1999
PricewaterhouseCoopers N.V.